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                                                                   Exhibit 4.11


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT ("AGREEMENT") is entered into as of June 30, 1999 by and between CYGNUS, INC., a Delaware corporation with offices at 400 Penobscot Drive, Redwood City, California 94063 (the "COMPANY"), and Cripple Creek Securities, LLC (the "INVESTOR").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain Structured Equity Line Flexible Financing Agreement by and between the Company and the Investor dated as of June 30, 1999 (the "Equity Line Agreement"), the Company may elect to issue to the Investor, and the Investor shall purchase from the Company, from time to time as provided in the Agreement, shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), for a maximum aggregate purchase price of $30,000,000; and

         WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Equity Line Agreement, the Company has agreed to issue to the Investor one or more warrants, each in the form attached as Exhibit A to the Equity Line Agreement (each a "Warrant" or the "Final Warrant," as applicable, and collectively, the "Warrants") to purchase up to an aggregate of 120,000 shares of Common Stock (the "Common Shares") at prices determined pursuant to the Equity Line Agreement upon the occurrence, if any, of certain circumstances set forth in the Equity Line Agreement; and

         WHEREAS, pursuant to the terms of and in partial consideration for, the Investor's commitment to enter into the Equity Line Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Common Shares as set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in the Equity Line Agreement, the Warrants and this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intended to be legally bound hereby, the Company and the Investor agree as follows:

         1. CERTAIN DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Equity Line Agreement or the Warrants. As used in this Agreement, the following terms shall have the following respective meanings:

               "COMMISSION" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.


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               "HOLDER" and "HOLDERS" shall include the Investor and any
transferee of the Warrants, Common Stock or other Registrable Securities which have not been sold to the public to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

               "ISSUANCE DATE" shall mean each date a Warrant is issued to the Investor.

               "REGISTRABLE SECURITIES" shall mean: (i) the Common Stock issued to each Holder or its permitted transferee or designee upon exercise of each respective Warrant, or upon any stock split, stock dividend, recapitalization or similar event with respect to such Common Stock; (ii) any securities issued or issuable to each Holder upon the exercise or exchange of such Warrant, or Common Shares; and (iii) any other security of the Company issued as a dividend or other distribution with respect to, or upon conversion or exchange of or in replacement of such Registrable Securities.

               The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering by the SEC of the effectiveness of such registration statement.

               "REGISTRATION EXPENSES" shall mean all reasonable expenses to be incurred by the Company in connection with the Holder's registration rights under this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any audited financial statements incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company; provided that Registration Expenses shall not include Selling Expenses).

               "REGISTRATION STATEMENT" shall have the meaning set forth in
Section 2(a)(i) herein.

               "REGULATION D" shall mean Regulation D as promulgated pursuant to the Securities Act, and as subsequently amended.

               "SECURITIES ACT" or "ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

               "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for Holders.

         2. REGISTRATION REQUIREMENTS. The Company shall use reasonable commercial efforts to effect the registration of the Registrable Securities (including, without limitation, an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale or

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distribution of all the Registrable Securities in the manner (including manner of sale) and in all states reasonably requested by the Holder on a Principal Market. Such reasonable commercial efforts by the Company shall include the following:

               (a) The Company shall, as expeditiously as reasonably practicable after each Issuance Date:

                    (i) Prepare and file a registration statement with the Commission pursuant to Rule 415 under the Securities Act on Form S-3 under the Securities Act (or such other form as the Company is eligible to use under the Securities Act) covering the Registrable Securities underlying the Warrant issued on such Issuance Date ("REGISTRATION STATEMENT") which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. Such Registration Statement shall initially register for resale a number of shares of Common Stock equal the number of shares of Common Stock issuable upon exercise of the Warrants. Such Registration Statement shall, in addition and without limitation, register (pursuant to Rule 416 under the Securities Act, or otherwise) such additional indeterminate number of Registrable Securities as shall be necessary to permit exercise of the Warrants to prevent dilution resulting from stock splits, stock dividends or similar transactions. Thereafter, the Company shall use reasonable commercial efforts to cause such Registration Statement and other filings to be declared effective as soon as possible, and in any event within to 90 days following the applicable Issuance Date (the "EFFECTIVE DATE"); PROVIDED, HOWEVER, that, notwithstanding Sections 2(a)(ii) and 2(a)(v) below, the Company's obligations hereunder to file a Registration Statement and to keep a registration statement continuously in effect under the Securities Act shall be suspended if (A) the fulfillment of such obligations would require the Company to make a disclosure that would, in the reasonable judgment of the Company's Board of Directors, have a Material Adverse Effect (as such term is defined in the Equity Line Agreement) on the Company or a material adverse effect on the future prospects of the Company or its stockholders, (B) the Company has filed or proposes to file a registration statement with respect to any of its securities to be distributed in an underwritten public offering and it is advised by its lead or managing underwriter that an offering by a Holder of Registrable Securities would materially adversely affect the distribution of such securities, or (C) the fulfillment of such obligations would require the Company to prepare financial statements under the Securities Act that would not otherwise be required to be prepared by the Company in order to comply with its obligations under the Exchange Act. Such obligations shall be reinstated (x) in the case of clause (A) above, upon the making of such disclosure by the Company (or, if earlier, when such disclosure would either no longer be necessary for the fulfillment of such obligations or no longer be detrimental), (y) in the case of clause (B) above, upon the conclusion of any period during which the Company would not, pursuant to the terms of its underwriting arrangements, be permitted to sell Registrable Securities for its own account and (z) in the case of clause (C) above, as soon as it would no longer be necessary to prepare such financial statements to comply with the Securities Act.

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                    (ii) Prepare and file with the SEC such amendments and
supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep the Registration Statement effective, subject to Section 2(a)(i) above, and to comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement and notify the Holders of the filing and effectiveness of such Registration Statement and any amendments or supplements.

                    (iii) Furnish to each Holder such numbers of copies of a current prospectus conforming with the requirements of the Act, copies of the Registration Statement, any amendment or supplement thereto and any documents incorporated by reference therein and such other documents as such Holder may reasonably require in order to facilitate the disposition of Registrable Securities owned by such Holder and, in the case of the Registration Statement referred to in Section 2(a)(i), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment). The Company will immediately notify the Holder by facsimile of the effectiveness of the Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing the Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall promptly file an acceleration request as soon as practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that the Registration Statement or any amendment thereto will not be subject to review.

                    (iv) (a) If legally required, register and qualify, or obtain an appropriate exemption from registration or qualification, the securities covered by such Registration Statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by each Holder (b) prepare and file in those jurisdictions such supplements (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof,
(c) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times, and (d) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, and shall not be required to register or qualify in any jurisdiction where such registration or qualification is not permitted or approved by such jurisdiction following the Company's reasonable efforts to obtain such permission or approval.

                    (v) Notify each Holder immediately of the happening of any event as a result of which the prospectus (including any supplements thereto or thereof) included in such Registration Statement, as then in effect, includes an untrue statement of

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material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and use its best efforts to promptly update and/or correct such prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

                    (vi) Notify each Holder immediately of the issuance by the Commission or any state securities commission or agency of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use reasonable efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable time.

                    (vii) Permit a single firm of counsel, designated as Holders' counsel by the Holders of a majority of the Registrable Securities included in the Registration Statement (the fees and expenses of which shall be paid in their entirety by the Holders not withstanding Section 3 below), to review the Registration Statement and all amendments and supplements thereto within a reasonable period of time prior to each filing, and shall not request acceleration of the Registration Statement without prior notice to such counsel. The sections of the Registration Statement covering information with respect to the Investor, the Investor's beneficial ownership of securities of the Company or the Investor's intended method of disposition of Registrable Securities shall conform in all material respects to the information provided to the Company by the Investor.

                    (viii) List the Registrable Securities covered by such Registration Statement with all securities exchange(s) and/or markets on which the Common Stock is then listed and prepare and file any required filings with the National Association of Securities Dealers, Inc. or any exchange or market where the Common Shares are then traded.

                    (ix) If applicable, take all reasonable steps necessary to enable Holders to avail themselves of the prospectus delivery mechanism set forth in Rule 153 (or successor thereto) under the Act.

                    (x) The Company shall hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (a) disclosure of such information is reasonably necessary in the Company's good faith judgment to comply with federal or state securities laws, (b) the disclosure of such information is reasonably necessary in the Company's good faith judgment to avoid or correct a misstatement or omission in any Registration Statement, (c) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (d) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Investor prior to making such disclosure,

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and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or obtain a protective order for, such information.

                    (xi) The Company shall provide a transfer agent (the "Transfer Agent") and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

                    (xii) The Company shall cooperate with the Investor who holds Registrable Securities being offered to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Investor may reasonably request and registered in such names as the Investor may request.

                    (xiii) From and after the date of this Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under this Section 2(a) without the consent of the holders of a majority-in-interest of the Registrable Securities.

                    (xiv) The Company shall take all other reasonable actions necessary to allow disposition by the Investor of Registrable Securities pursuant to the Registration Statement.

               (b)  DELAY IN EFFECTIVENESS.

                    (i) If the Registration Statement has not become effective on or before ninety (90) days from the applicable Issuance Date, the Investor shall have, in addition to and without limiting any other rights it may have in equity, for breach of the Equity Line Agreement, or this Agreement (including the right to specific performance), the right to receive, as liquidated damages, the payments as provided in subparagraph (ii) of this section.

                    (ii) In the event the Company fails to obtain the effectiveness of a Registration Statement within the time period set forth in
Section 2(a)(i), the Company shall pay to the Investor an amount equal to (A) $100, in cash, for each day of the thirty (30) day period following the date by which such Registration Statement was required to have been declared effective and (B) $500, in cash, for each day after such first thirty (30) day period until the earlier of (x) the date such Registration Statement has been declared effective or (y) the date which this Agreement has terminated. In addition to the foregoing, but subject to Section 2(c) below, in the event the Company fails to maintain the effectiveness of a Registration Statement (or the use of the underlying prospectus) throughout the period set forth in
Section 5(a), other than suspensions as set forth in Section 2, the Company shall pay to the Investor an amount equal to $500, in cash, per day, in which a suspension has occurred.

               (c) BLACKOUT PERIODS. The Company may suspend dispositions under the Registration Statement and notify the Investor that it may not sell the Registrable

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Securities pursuant to any Registration Statement or prospectus (a "Blocking
Notice") as a result of the circumstances described in Sections 2(a)(i)(A), 2(a)(i)(B) or 2(a)(i)(C); provided that such suspension pursuant to a Blocking Notice may not exceed ninety (90) days (whether or not consecutive) in any twelve (12) month period. If the Investor's ability to sell under the Registration Statement is suspended for more than the ninety (90) days period described above, the Investor may elect, in its sole and absolute discretion, to terminate the Agreement pursuant to Section 10.4(b)(i) in the Agreement.

         3. EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance with registration pursuant to this Agreement shall be borne by the Company, and all Selling Expenses of a Holder shall be borne by such Holder.

         4. REGISTRATION ON FORM S-3. The Company shall seek to qualify for registration on Form S-3 or any comparable or successor form or forms, or in the event that the Company is ineligible to use such form, such form as the Company is eligible to use under the Securities Act.

         5. REGISTRATION PERIOD. In the case of the registration effected by the Company pursuant to this Agreement, the Company will use its best efforts to keep such registration effective until all the Holders have completed the sales or distribution described in the Registration Statement relating thereto, provided that the Company shall not be required to keep such Registration Statement effective after the earlier of (i) the sale by the Holder of the Common Stock under the Registration Statement and (ii) two
(2) years after the acquisition by the Holder from the Company of such Common Stock; PROVIDED, HOWEVER, that if Rule 144 is amended, the obligations of the Company under this Section 5 will terminate at such time as the Common Shares are freely tradable under such amended Rule 144.

         6.    INDEMNIFICATION.

               (a) THE COMPANY INDEMNITY. The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling each Holder, within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any state securities law or in either case, any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable

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legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to a Holder to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by such Holder or the underwriter (if any) therefor and stated to be specifically for use therein. The indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent will not be unreasonably withheld).

               (b) HOLDER INDEMNITY. Each Holder will, severally and not jointly, if Registrable Securities held by or issuable to it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and partners, each person who controls the Company within the meaning of Section 15 of the Securities Act and the rules and regulations thereunder, each other Holder (if any), and each of their officers, directors and partners, and each person controlling such other Holder(s), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such other Holder(s) and their respective directors, officers and partners, underwriters or control persons for any reasonable legal or any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, and provided that the maximum amount for which such Holder shall be liable under this indemnity shall not exceed the net proceeds received by such Holder from the sale of the Registrable Securities. The indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

               (c) PROCEDURE. Each party entitled to indemnification under this Article (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim in any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article except to the extent that the Indemnifying Party is

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prejudiced by such failure to provide notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         7. CONTRIBUTION. If the indemnification provided for in Section 6 herein is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein (other than by reason of the exceptions provided therein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and any Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of such Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of any Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder.

               In no event shall the obligation of any Indemnifying Party to contribute under this Section 7 exceed the amount that such Indemnifying Party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 6(a) or 6(b) hereof had been available under the circumstances.

               The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Holders or the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraphs. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this section, no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of Registrable Securities exceeds, in any such case, the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person liable for or guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not liable for or guilty of such fraudulent misrepresentation.

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         8.    SURVIVAL. The indemnity and contribution agreements contained in Sections 6 and 7 shall remain operative and in full force and effect regardless of any termination of this Agreement or the Purchase Agreement.

         9. INFORMATION BY HOLDERS. Each Holder shall furnish to the Company such information regarding such Holder and the distribution and/or sale proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. The intended method or methods of disposition and/or sale (Plan of Distribution) of such securities as so provided by such Holder shall be included without alteration in the Registration Statement covering the Registrable Securities, subject to any reasonable objection of the Company and shall not be changed without written consent of such Holder or its designated representative.

         10. NASDAQ LIMIT ON STOCK ISSUANCES. Notwithstanding anything to the contrary herein, the Company shall not be obligated to issue or register with the SEC any shares of Common Stock to the extent that such issuance or registration is prohibited by any rule, regulation or policy of Nasdaq or any exchange or market upon which the Common Stock may be traded.

         11. TRANSFER OR ASSIGNMENT. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The rights granted to the Investor by the Company under this Agreement to cause the Company to register Registrable Securities may be transferred or assigned (in whole or in part) to a transferee or assignee which transfer has been effected in compliance with the Debentures and Warrants; provided in each case that the Company must be given written notice by the such Investor at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and provided further that the transferee or assignee of such rights agrees in writing to be bound by the registration provisions of this Agreement.

         12.   MISCELLANEOUS.

               (a) REMEDIES. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

               (b) NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing by facsimile, mail or personal delivery and shall be effective upon actual receipt of such notice. The addresses for such communications shall be:

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                  to the Company:

                                Cygnus, Inc.
                                400 Penobscot Drive
                                Redwood City, California 94063
                                Attention:     Chief Executive Officer
                                Facsimile:     (650) 599-3972

                  with copies to:

                                Cygnus, Inc.
                                400 Penobscot Drive
                                Redwood City, California 94063
                                Attention:     General Counsel
                                Facsimile:     (650) 599-3913

                  to the Holder:

                                Cripple Creek Securities, LLC
                                c/o The Palladin Group, L.P.
                                195 Maplewood Avenue
                                Maplewood, New Jersey 07040
                                Attention:     Robert L. Chender
                                Facsimile:     (973) 313-6490

                  with copies to:

                                Arnold & Porter
                                555 Twelfth Street, NW
                                Washington, D.C.  20004
                                Attention:     Richard E. Baltz
                                Facsimile:     (202) 942-5999

Any party hereto may from time to time change its address for notices by giving at least 10 days' written notice of such changed address to the other parties hereto.

               (c) WAIVERS. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. The representations and warranties and the agreements and covenants of the Company and each Investor contained herein shall survive the Closing.

               (d) EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

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

               (e) PUBLICITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of the Investor without its consent, unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

               (f) ENTIRE AGREEMENT. This Agreement, together with the Purchase Agreement, the Debentures and the Warrants and the agreements and documents contemplated hereby and thereby, contains the entire understanding and agreement of the parties, and may not be modified or terminated except by a written agreement signed by both parties.

               (g) GOVERNING LAW; CONSENT OF JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS TO BE EXECUTED AND PERFORMED ENTIRELY WITHIN SUCH STATE. EACH PARTY (I) HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN SAN FRANCISCO COUNTY, CALIFORNIA FOR THE PURPOSES OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT AND (II) HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AS PROVIDED HEREIN AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR LIMIT ANY RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

               (h) JURY TRIAL. EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY.

               (i) TITLES. The titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

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

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                             CYGNUS, INC.



                             By:  /s/ John C. Hodgman
                                  ---------------------------------------------
                                  Name:     John C. Hodgman
                                            -----------------------------------
                                  Title:    President & Chief Executive Officer
                                            -----------------------------------



                             INVESTOR:

                             CRIPPLE CREEK SECURITIES, LLC


                             By:  /s/ Robert L. Chender
                                  ---------------------------------------------
                                  Name:     Robert L. Chender
                                  Title:    Principal




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